QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

CONSENT OF KPMG LLP

The Board of Directors
Apple Computer, Inc.

We consent to incorporation by reference in the registration statements (Nos. 2-70449, 2-77563, 2-85095, 33-00866, 33-23650, 33-31075, 33-40877, 33-47596, 33-57092, 33-57080, 33-53873, 33-53879, 33-53895, 33-60279, 33-60281, 333-07437, 333-23719, 333-23725, 333-60455, 333-82603, 333-93471, 333-37012, 333-52116, 333-61276 and 333-70506) on Forms S-8 and registration statements (No. 33-23317, 33-29578, 33-62310, 333-10961, 333-28191) on Forms S-3 and (Nos. 333-10961 and 333-28191) on Forms S-3/A of Apple Computer, Inc. of our report dated October 16, 2001, relating to the consolidated balance sheets of Apple Computer, Inc. and subsidiaries as of September 29, 2001 and September 30, 2000, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the years ended September 29, 2001, September 30, 2000, and September 25, 1999, respectively, and the related schedule, which report appears in the September 29, 2001 annual report on Form 10-K of Apple Computer, Inc.

KPMG LLP
Mountain View, California December 19, 2001

QuickLinks

  Exhibit 23.1
CONSENT OF KPMG LLP